                                                                    EXHIBIT 10.5

March 18, 1998



Mr. Richard S. Gilbert
15451 Village Drive
Lake Oswego, OR 97034

Dear Rick,

     Copper Mountain Networks, Inc. (the "Company") is pleased to offer you the position of President and Chief Executive Officer on the following terms:

     Your title will be President and Chief Executive Officer and you will be responsible to perform duties as specified in the Company's Bylaws and by the Board of Directors. You will report to the Company's Board of Directors. You will work at the Company's California Bay Area office and commute to the Company's headquarters in San Diego as necessary.

     Your base compensation will be $200,000 per year, paid bi-weekly less payroll deductions and all required withholdings. In addition, you will be paid an on-target bonus of $100,000 for calendar year 1998, prorated for the period from your first day as a regular full-time employee of the Company (your "Starting Date") through December 31, 1998. You agree that your Starting Date will be April 6, 1998. The 1998 bonus will be guaranteed (i.e. paid in full) and paid in bi-weekly installments. You will be paid one week in arrears on regularly scheduled paydays. You will also be eligible for the Company's standard benefits package offered to its regular full-time employees, including medical insurance, vacation, holidays and other benefits adopted by the Company from time to time. Details about these benefits are available for your review. The Company may modify compensation and benefits from time to time as it deems necessary.

Richard S. Gilbert
March 18, 1998

     Your base and bonus compensation for calendar year 1999 will be determined by the Compensation Committee of the Company's Board of Directors prior to December 31, 1998, but will include a bi-weekly payment no less than you will receive in 1998.

     To assist you with your move to the Bay Area, the Company will reimburse your relocation expenses, subject to the terms of the enclosed Relocation Agreement. In addition, to assist you in purchasing a new home in the Bay Area, comparable to your $600,000 home in Oregon, the Company will make available to you through its commercial lenders an interest free loan of up to $1,000,000, subject to the terms of the enclosed Loan Agreement, to cover the amount by which the purchase price of your new home exceeds $600,000. The Loan Agreement calls for the loan to be secured by a deed of trust on your new Bay Area home but the Company reserves the right to use your stock options as additional collateral for the loan if it deems this to be necessary. The loan must be repaid in full by the fifth anniversary of your Starting Date. In the event that the Company is unable to negotiate a satisfactory arrangement with its commercial lenders to provide the loan, the Company will cover your own mortgage payments on an after-tax basis for up to $1,000,000 of mortgage borrowings until the fifth anniversary of your Starting Date.

     At the first meeting of the Company's Board of Directors following your Starting Date, you will be granted stock options in the amount and upon the terms set forth in Exhibit A attached hereto (and incorporated by reference hereby).

     As an employee of the Company, you will be expected to abide by Company rules and regulations, acknowledge in writing that you have read the Company's Employee Handbook, and, as a condition of your employment, you will be required to sign and comply with a Proprietary Information and Inventions Agreement which prohibits unauthorized use or disclosure of the Company's proprietary information. Normal working hours are from 8:00 a.m. to 5:00 p.m., Monday through Friday. As an exempt salaried employee, you will be expected to work additional hours as required by the nature of your work assignments.

Richard S. Gilbert
March 18, 1998

     You may terminate your employment with the Company at any time and for any reason whatsoever simply by notifying the Company. Likewise, the Company may terminate your employment at any time and for any reason whatsoever, with or without cause or advance notice. This at-will employment relationship cannot be changed except in writing signed by a Company officer.

     The employment terms in this letter supersede any other agreements or promises made to you by anyone, whether oral or written. As required by law, this offer in subject to satisfactory proof of your right to work in the United States.

     Please sign and date this letter, and return it to me by March 23, 1998, if you wish to accept employment at the Company under the terms described above.

     We look forward to your favorable reply and to a productive and enjoyable work relationship.


Sincerely,

/s/ Roger L. Evans

Roger L. Evans
Board of Directors
Copper Mountain Networks, Inc.

ACCEPTED AND AGREED TO:

/s/ Richard S. Gilbert
Richard S. Gilbert

DATE:  March 22, 1998
       --------------

Attachments

                                   EXHIBIT A


           Terms of Initial Stock Option Grant To Richard S. Gilbert
           ---------------------------------------------------------


Terms of Stock Option
---------------------

Subject to the terms and conditions of the Company's 1996 Equity Incentive Plan (the "Plan"), you will be granted an incentive stock option to purchase up to 527,600 shares of the Company's Common Stock, representing 5% of the Company's stock on a fully diluted basis. The per share exercise price for such option will be the fair market value of the Company's Common Stock on the date the option is granted. Such option will vest according to the following schedule:
1/4th of the shares subject to such option will vest on the first anniversary of your Starting Date, and thereafter, 1/48th of the shares subject to such option will vest each month for 36 months, such that the option will be fully vested on the fourth anniversary of your Starting Date. Except as otherwise set forth herein, all vesting will cease upon termination of your employment with the Company for any reason.

Acceleration of Vesting Following Change in Control
---------------------------------------------------

In the event your service with the Company is involuntarily terminated at any time without Cause (as defined below) either at the time of or within twelve
(12) months following the occurrence of an event specified in subsection 14(b) of the Plan (a "Change of Control"), then the vesting of your option and the time during which your option may be exercised immediately shall be accelerated such that one half of the unvested portion of your stock option shall become immediately exercisable. "Cause" means misconduct, including but not limited to:
(i) conviction of any felony or any crime involving moral turpitude or dishonesty, (ii) participation in a fraud or act of dishonesty against the Company, (iii) conduct by you which, based upon a good faith and reasonable factual investigation and determination by the Board of Directors of the Company, demonstrates gross unfitness to serve, or (iv) the material violation of any contract between you and the Company or any statutory duty to the Company that is not corrected within thirty (30) days after written notice to you thereof. Your physical or mental disability shall not constitute "Cause".

Exhibit A
Terms of Initial Stock Option Grant
Richard S. Gilbert


In the event you voluntarily terminate your service with the Company for Good Reason (as defined below) either at the time of or within twelve (12) months following the occurrence of a Change in Control, then the vesting of your option and the time during which your option may be exercised immediately shall be accelerated such that one half of the unvested portion of your stock option shall become immediately exercisable. Good Reason means (i) reduction of your rate of compensation as in effect immediately prior to the occurrence of a Change in Control, (ii) failure to provide a package of welfare benefit plans which, taken as a whole, provides substantially similar benefits to those in which you are entitled to participate immediately prior to the occurrence of the Change in Control (except that employee contributions may be raised to the extent of any cost increases imposed by third parties) or any action by the Company which would adversely affect your participation or reduce your benefits under any of such plans, (iii) change in your responsibilities, authority, title or office resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by the Company promptly after notice thereof is given by you, (iv) request that you relocate to a worksite that is more than thirty-five (35) miles from your prior worksite, unless you accept such relocation opportunity, (v) failure or refusal of a successor to the Company to assume the Company's obligations under your option, or (vi) material breach by the Company or any successor to the Company of any of the material provisions of your option.

                             RELOCATION AGREEMENT
                             --------------------

     This RELOCATION AGREEMENT (this "Agreement") is made and entered into as of
                                      ----------
March ____, 1998 (the "Execution Date"), by and between Copper Mountain Networks, Inc., a California corporation (the "Company"), and Richard S. Gilbert
                                               -------
("Employee").

     WHEREAS, the Company acknowledges that Employee is a key employee of the Company; and

     WHEREAS, the Company acknowledges the disparity in cost of living and housing costs between Portland, Oregon, where Employee and his family currently reside, and the San Francisco Bay Area, and wishes to induce Employee to relocate from Portland to the San Francisco Bay Area without undue hardship; and

     WHEREAS, the Company wishes to help ensure Employee's continued dedication and loyalty to the Company;

     NOW THEREFORE, the Company and Employee hereby agree as follows:

     1.   Expense Reimbursement. The Company agrees to reimburse employee for
          ---------------------
     all reasonable and customary moving and other relocation expenses to the extent set forth on the attached Exhibit A. The Company shall pay such expenses upon delivery to the Company of a receipt or other appropriate documentation for such expenses.

     2.   No Employment Rights. Nothing contained in this Agreement is intended
          --------------------
     or shall be construed to confer upon Employee any rights to employment or continued employment with the Company, or shall alter in any way the nature of Employee's current employment with the Company.

     3.   Governing Law. This Agreement and all acts and transactions pursuant
          -------------
     hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California applicable to contracts wholly made and performed in the State of California.

     Relocation Agreement
     Richard S. Gilbert

     4.   Dispute Resolution. All actions or proceedings relating to the
          ------------------
     Agreement shall be maintained in a court located in San Diego County, State of California, and the parties hereto expressly consent to (i) the personal jurisdiction of the federal and state courts within San Diego County, California, and (ii) service of process being effected upon them by registered mail sent to the address below.

     5.   Entire Agreement. This Agreement constitutes the entire agreement of
          ----------------
     the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understanding related to such subject matter.

     6.   Modification. This Agreement shall not be amended without the written
          ------------
     consent of both parties hereto.

     7.   Severability. In the event that any provision hereof becomes or is
          ------------
     declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     8.   Construction. This Agreement is the result of negotiations between and
          ------------
     has been reviewed by each of the parties hereto and their respective counsel; accordingly, the Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

     9.   Titles and Subtitles. The titles and subtitles used in this Agreement
          --------------------
     are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     10.  Notices. Any notice required or permitted by this Agreement shall be
          -------
     in writing and shall be personally delivered or sent by prepaid registered or certified mail, return receipt requested, addressed to the other party at the address shown below or at such other address for which such party gives notice hereunder. Notices sent by mail shall be deemed to have been given 72 hours after deposit in the United States mail.

     Relocation Agreement
     Richard S. Gilbert


     11.  Counterparts. This Agreement may be executed in two or more
          ------------
     counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


     COPPER MOUNTAIN NETWORKS, INC.



     By: ________________________

     Title: _____________________

     Address:  3931 Sorrento Valley Blvd.
               San Diego, CA 92121


     By: /S/  RICHARD S. GILBERT
         ---------------------------

     Address:  1545 1 Village Drive
               Lake Oswego, OR 97034

                              Richard S. Gilbert


                                   EXHIBIT A

                     Moving and Other Relocation Expenses
                     ------------------------------------


     A.   Moving Expenses
          ---------------

          The following expenses are eligible for reimbursement/payment by the Company subject to the limitations indicated.

          1.   Transportation of household goods and automobiles; and

          2. Packing and unpacking of household goods. Insurance is provided based on the reasonable value of household goods.

     B.   In-Transit Expenses
          -------------------

          Reasonable in-transit travel expenses for Employee and his family from the former location to the new location by the most direct route.

     C.   Sale of Home
          ------------

          The Company will reimburse Employee for reasonable and customary closing costs of Employee associated with the sale of Employee's primary residence including:

          1.   Real Estate Commission not to exceed 6%.
          2.   Mortgage pre-payment penalties.
          3.   Tax stamps.
          4.   Recording Fees.
          5.   Title Insurance.

EXHIBIT A
Richard S. Gilbert

     D.   Purchase of Home
          ----------------

          The Company will reimburse Employee for reasonable and customary costs incurred in connection with the purchase of a home as follows:

          1.   Title costs.
          2.   Appraisal fees.
          3.   Credit report fees.
          4.   Transfer tax.
          5.   Mortgage application fees.
          6.   Recording fees.
          7.   Termite/home inspection fees.

     E.   Tax Gross Up
          ------------

          The Company will pay Employee an amount to provide a tax gross-up reimbursement of moving and other relocation expenses covered by this Exhibit A.

     F.   House Hunting Visit
          -------------------

          If you wish to buy a house, or find an apartment at the new location before you transfer, one advance visit to the new location by self and spouse for renters, and up to two visits for home owners purchasing a home will be reimbursed. Reimbursable expenses include roundtrip tourist class tickets, meals, lodging and rental car for a total period of up to 3 days for apartment seeking, and 7 days for home owners visiting for the purpose of purchasing a home.

     G.   Temporary Living
          ----------------

          If temporary housing is necessary before moving into a residence, reimbursement of lodging and rental car (if needed) will be paid up to a maximum of 120 days.

                                LOAN AGREEMENT
                                --------------
                              Richard S. Gilbert
                              ------------------

This LOAN AGREEMENT (this "Agreement") is entered into as of April 6, 1998, by
                           ---------
and between COPPER MOUNTAIN NETWORKS, INC., a California corporation (the "Company"), and Richard S. Gilbert ("Borrower").

                                   RECITALS
                                   --------

A. The Company wishes to provide Borrower with assistance in purchasing a residence by lending Borrower money to help enable Borrower to make such a purchase.

B. For the foregoing purpose, Borrower desires to have the right to borrow and the Company is willing to lend to Borrower an amount in cash up to $1,000,000 subject to adjustment as set forth below, which loan shall be secured by a deed of trust on such residence under the terms and conditions of this Agreement.

NOW, THEREFORE, the Company and Borrower agree as follows:

1.   The Loan.  Subject to the terms and conditions contained herein, the
     --------
Company, upon 30 days advance written request made by Borrower prior to December 31, 1998, will lend to Borrower up to $1,000,000 (the "Loan"). The date on which
                                                       ----
the Loan is made is referred to as the "Loan Date."
                                        ---------

2.   The Note.  In consideration of the Company's delivery of the Loan on the
     --------
Loan Date, Borrower will execute and deliver the Note Secured By Deed of Trust (the "Note") in substantially the form attached hereto as Exhibit A.
      ----

3.   Interest.  The Loan will not bear interest.
     --------

4.   Deed of Trust.  Borrower will additionally execute and deliver the Deed of
     -------------
Trust With Assignment Of Rents to the Company as security for Borrower's obligation to repay the Loan.

5.   Use of Proceeds.  Borrower agrees that the proceeds of the Loan will be
     ---------------
used only to purchase the new principal residence of Borrower.

LOAN AGREEMENT
--------------
Richard S. Gilbert


6.   No Employment Rights.  Nothing contained in this Agreement or in any of
     --------------------
the attachments or exhibits hereto is intended or shall be construed to confer upon Borrower any right to employment or continued employment with the Company, or shall alter in any way the nature of Borrower's current employment with the Company.

7.   Successors and Assigns.  This Agreement shall inure to the benefit of the
     ----------------------
respective heirs, personal representatives, successors and assigns of the parties hereto.

8.   Governing Law.  This Agreement and all acts and transactions pursuant
     -------------
thereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California applicable to contracts wholly made and performed in the State of California.

9.   Dispute Resolution.  All actions or proceedings relating to this Agreement
     ------------------
shall be maintained in a court located in San Diego County, State of California, and the parties hereto expressly consent to (i) the personal jurisdiction of the federal and state courts within San Diego County, California, and (ii) service of process being effected upon them by registered mail sent to the address set forth below.

10.  Entire Agreement.  This Agreement constitutes the entire agreement of the
     ----------------
parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter.

11.  Modification.  This Agreement shall not be amended without the written
     ------------
consent of both parties hereto.

12.  Severability.  In the event that any provision hereof becomes or is
     ------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

LOAN AGREEMENT
--------------
Richard S. Gilbert

13.  Construction.  This Agreement is the result of negotiations between and has
     ------------
been reviewed by each of the parties hereto and their respective counsel; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

14.  Titles and Subtitles.  The titles and subtitles used in this Agreement are
     --------------------
used for convenience only and are not to be considered in construing or interpreting this Agreement.

15.  Notices.  Any notice required or permitted by this Agreement shall be in
     -------
writing and shall be personally delivered or sent by prepaid registered or certified mail, return receipt requested, addressed to the other party at the address shown below or at such other address for which such party gives notice hereunder. Notices sent by mail shall be deemed to have been given 72 hours after deposit in the United States mail.

16.  Counterparts.  This Agreement may be executed in two or more counterparts,
     ------------
each of which shall be deemed an original and all of which together shall constitute one instrument.

17.  Further Acts.  Each party hereto agrees to execute, acknowledge and deliver
     ------------
or to cause to have executed, acknowledged and delivered, such other and further instruments and documents as may reasonably be requested by the other to carry out the purposes of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

BORROWER:                               COMPANY:
                                        COPPER MOUNTAIN NETWORKS, INC.

                                        By:
                                           ---------------------------------
/s/  R.S. GILBERT
-------------------------------
Richard S. Gilbert                      Title:
Address:  15451 Village Drive                 ------------------------------
          Lake Oswego, OR 97034         Address:  3931 Sorrento Valley Blvd.
                                                  San Diego, CA 92121

                                   EXHIBIT A
                                   ---------
              NOTE SECURED BY DEED OF TRUST -- RICHARD S. GILBERT
              ---------------------------------------------------

$1,000,000                                               Date:__________________
                                                         San Diego, California

    FOR VALUE RECEIVED, the undersigned RICHARD S. GILBERT ("Borrower") HEREBY
                                                             --------
PROMISES TO PAY to the order of COPPER MOUNTAIN NETWORKS, INC., a Delaware Corporation (the "Company"), at its principal offices at 3931 Sorrento Valley Blvd., San Diego, CA 92121, the sum of $1,000,000, on the terms and conditions specified below:

    1.  Principal.  The principal amount of the loan evidenced by this Note
        ---------
shall be due and payable in one principal payment of $1,000,000 due and payable on March 30, 2003.

    2.  Interest.  The loan evidenced by this Note will not bear interest.
        --------

    3.  Application of Payments.  Payment shall be made in lawful tender of the
        -----------------------
United States and shall be applied to the payment of principal. Prepayment of principal may be made at any time without penalty.

    4.  Events of Acceleration.  The entire unpaid principal sum this Note,
        ----------------------
shall, at the option of the Company, become immediately due and payable upon the occurrence of one or more of the following events:

    A. fifteen (15) days following the date the Borrower ceases for any reason to provide substantial services to the Company; or

    B. the failure of the Borrower to execute the Deed of Trust (as defined below) on his principal residence in California within thirty (30) days of a request from the Company; or

    C. if the Borrower shall sell, convey or alienate said property, or any part thereof, or shall be divested of this title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the Company being first had and obtained; or

    D. the insolvency of the Borrower, the commission of any act of bankruptcy by the Borrower, the execution of the Borrower of a general assignment for the benefit of creditors, the filing by or against the Borrower of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Borrower, or the attachment of or execution against any property or assets of the Borrower; or

    E. the occurrence of any event of default under the Deed of Trust securing this Note or any obligation secured thereby.

    5.  Employment Requirement.  The benefits of the interest arrangements under
        ----------------------
this Note are not transferable by Borrower and are conditioned on the future performance of substantial services by the Borrower. For purposes of applying the provisions of this Note, the Borrower shall be considered to provide substantial services to the Company for so long as the Borrower renders services as a full-time employee of the Company.

    6.  Use of Proceeds; Security; Itemized Deductions.  The proceeds of the
        ----------------------------------------------
loan evidenced by this Note were applied solely to the purchase of the Borrower's principal residence in _______________, California. Payment of this Note shall be secured by a Deed of Trust With Assignment of Rents (the "Deed of
                                                                        -------
Trust") on such principal residence. Borrower, however, shall remain personally
-----
liable for payment of this Note, and assets of the Borrower, in addition to the collateral under the Deed of Trust, may be applied to the satisfaction of the Borrower's obligations hereunder. Borrower hereby certifies that he reasonably expects to be entitled to and will itemize deductions for each year the loan evidenced by this Note is outstanding.

    7.  Collection.  If action is instituted to collect this Note, the Borrower
        ----------
promises to pay all costs and expenses (including reasonable attorney fees) incurred in connection with such action.

    8.  Waiver.  No previous waiver and no failure or delay by the Company in
        ------
acting with respect to the terms of this Note or the Deed of

Trust shall constitute a waiver of any breach, default, or failure of condition under this Note, the Deed of Trust or the obligations secured thereby. A waiver of any term of this Note, the Deed of Trust or any of the obligations secured thereby must be made in writing and shall be limited to the express terms of such waiver.

    The Borrower waives presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of interest on interest; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

    9.  Conflicting Agreements.  In the event of any inconsistencies between
        ----------------------
the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

   10.  Governing Law.  This Note shall be governed by and construed in
        -------------
accordance with the laws of the State of California applicable to contracts wholly made and performed in the State of California.

    IN WITNESS WHEREOF, Borrower has caused this Note to be executed as of the date and year first above written.

"BORROWER"

/s/ R.S. GILBERT
---------------------
Richard S. Gilbert